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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Rentech, Inc.
1331 17th Street, Suite 720
Denver, CO 80202

We consent to the incorporation by reference in Registration Statement Nos. 333-39334, 333-34890 and 333-47317 of Rentech, Inc. on Form S-3, and in
Registration Statement Nos. 333-95537, 033-90250, and 333-46003 of Rentech, Inc. on Form S-8, of our report dated December 20, 2000 appearing in the Annual Report on Form 10-K of Rentech, Inc. for the year ended September 30, 2000.

We also consent to the reference to us under the heading "Experts" in the Prospectuses, which are a part of the Registration Statements.




/s/ BDO Seidman LLP


December 28, 2000
Denver, Colorado